Exhibit 10.2

AMENDMENT NO. 1

TO THE

STOCK PURCHASE AGREEMENT

AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT, dated March __, 2021 (the “Amendment”), among 1847 Wolo Inc., a Delaware corporation (the “Buyer”), Wolo Manufacturing Corp., a New York corporation, and Wolo Industrial Horn & Signal, Inc., a New York corporation (each, a “Company” and together, the “Companies”), Barbara Solow and Stanley Solow, as the shareholders of the Companies (each, a “Seller” and together, the “Sellers”), nd Stanley Solow, in his capacity as the Seller Representative, and 1847 Holdings LLC, a Delaware limited liability company (“Buyer Parent”). Each of the Buyer, the Companies, the Sellers and the Seller Representative are sometimes referred to in this Amendment individually as a “Party” and, collectively, as the “Parties.”

RECITALS

A. The Parties have previously entered into that certain Stock Purchase Agreement, dated as of December 22, 2020 (the “Stock Purchase Agreement”).

B. The Parties desire to amend the Stock Purchase Agreement as set forth herein.

C. Pursuant to Section 8.3 of the Stock Purchase Agreement, the Stock Purchase Agreement may be amended by the Parties only by an instrument in writing signed on behalf of the Buyer, the Companies and the Sellers.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to the following:

1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Stock Purchase Agreement, as applicable.

2. Amendments.

A. Section 1.1 as set forth in the Stock Purchase Agreement shall be amended as follows:

a.	The definition of “Escrow Agreement” is hereby be deleted in its entirety;

b.	The definition of “Escrow Agent” is hereby deleted in its entirety; and

c.	The definition of “Inventory Value” as set forth in the Stock Purchase Agreement shall be amended and restated in its entirety to read as follows:

““Inventory Value” means the value of the Inventory as of the Closing Date, as reflected on the books and records of the Companies and agreed to by the Parties at or prior to the Closing.”

B. Section 2.1 as set forth in the Stock Purchase Agreement shall be amended and restated in its entirety to read as follows:

“2.1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing the Sellers will sell, transfer and deliver, and the Buyer will purchase from the Sellers, all of the Shares for an aggregate purchase price of Seven Million Four Hundred Thousand Dollars ($7,400,000) (the “Purchase Price”), subject to adjustment as described in Section 2.2, consisting of: (i) Six Million Five Hundred Fifty Thousand Dollars ($6,550,000) in cash (the “Cash Portion”), and (ii) The Buyer Note (as defined below), in the aggregate principal amount of Eight Hundred Fifty Thousand Dollars ($850,000).

(a) At the Closing, the Buyer will deliver to each of the Sellers, in immediately available funds to the account(s) designated by the Seller Representative prior to the Closing, an amount equal to their respective Pro Rata Share of the Cash Portion (the “Closing Payment”).

(b) At the Closing, the Buyer will deliver to the Sellers a promissory note in the aggregate principal amount of Eight Hundred Fifty Thousand Dollars ($850,000) in the form set forth on Exhibit A of this Amendment (the “Buyer Note”).

(c) At the Closing, the Seller Representative will deliver to the Buyer, or other party designated by the Buyer, a certificate or certificates representing the Shares, in original form, duly endorsed or accompanied by stock powers duly endorsed in blank.”

C. Section 2.3 as set forth in the Stock Purchase Agreement shall be amended and restated in its entirety to read as follows:

“The consummation of the Acquisition (the “Closing”) will take place by the reciprocal delivery of closing documents by electronic mail, regular mail, fax or any other means mutually agreed upon by the Parties hereto on a date that is no later than two (2) Business Days immediately following the day on which the last of the conditions to closing contained in Article VII (other than any conditions that by their nature are to be satisfied at the Closing) is satisfied or waived in accordance with this Agreement or at such other location or on such other date as the Buyer and the Seller Representative may mutually determine (the date on which the Closing actually occurs is referred to as the “Closing Date”). Notwithstanding the foregoing, it is the intent of the Parties that the Closing shall occur on or prior to December 31, 2020. In the event that the Closing occurs following December 31, 2020, Buyer shall indemnify and hold harmless Sellers for any amounts in respect of Taxes payable by Sellers in connection with the transactions contemplated by this Agreement that are in excess of the amounts in respect of Taxes that would have been payable by Sellers in connection with the transactions contemplated by this Agreement if the Closing had occurred and the entire Purchase Price had been paid to Sellers in cash on or prior to December 31, 2020.”

D. Section 2.4(a) as set forth in the Stock Purchase Agreement shall be amended and restated in its entirety to read as follows:

“(a) At the Closing, the Buyer will (i) pay to each Seller, their respective Closing Payment, adjusted in accordance with subsection 2.2(a)(ii), subsection 2.2(b) and subsection 2.2(c) above, by paying such sum to the Sellers by transfer of immediately available funds in accordance with instructions provided by the Seller Representative, (ii) issue to the Seller the Buyer Note, and (iii) deliver to the Sellers all other documents, instruments or certificates required to be delivered by the Buyer at or prior to the Closing pursuant to Section 7.2 of this Agreement.”

E. Section 2.4(b) of the Stock Purchase Agreement is hereby deleted in its entirety.

F. Section 2.4(c) as set forth in the Stock Purchase Agreement shall be amended and restated in its entirety to read as follows:

“(c) At the Closing, each Seller will deliver to the Buyer (i) a certificate or certificates representing his or her Shares duly endorsed or accompanied by stock powers duly endorsed in blank in accordance with Section 2.1(c), and (ii) all other documents, instruments or certificates required to be delivered by the Sellers at or prior to the Closing pursuant to Section 7.1 of this Agreement.”

G. Section 6.13 of the Stock Purchase Agreement is hereby deleted in its entirety.

E. Section 6.14 of the Stock Purchase Agreement is hereby deleted in its entirety.

F. Section 7.1(m) of the Stock Purchase Agreement is hereby deleted in its entirety.

G. Section 7.2(h) of the Stock Purchase Agreement is hereby deleted in its entirety.

3. Effect of Amendment. Except as amended as set forth above, the Stock Purchase Agreement shall continue in full force and effect.

4. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5. Governing Law. This Amendment will be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any choice of Law or conflict of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of New York.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the date first above written.

BUYER:

1847 Wolo Inc.

By:
Name:
Title:

COMPANIES:

Wolo Manufacturing Corp.

By:
Name:	Stanley Solow
Title:	President and CEO

Wolo Industrial Horn & Signal, Inc.

By:
Name:	Stanley Solow
Title:	President and CEO

SELLERS:

By:
Name:	Stanley Solow

By:
Name:	Barbara Solow

EXHIBIT A

Form of 6% Promissory Note

(See attached)

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